UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2006
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices, including zip code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On May 2, 2006, the Board of Directors (the "Board") of RF Micro Devices, Inc. (the "Company"), upon unanimous recommendation of the Board's Compensation Committee, unanimously adopted certain changes to the Company's non-employee director compensation structure.  The changes would be effective immediately following the adjournment of the Company's 2006 annual meeting of shareholders (the "Annual Meeting"), which is currently scheduled to be held on August 1, 2006.

            The new compensation structure for non-employee directors is as follows:

(1)       Under the currently effective Nonemployee Directors' Stock Option Plan, as amended and restated (the "Directors' Plan"), each non-employee director who is first elected or appointed to the Board is eligible to receive a non-qualified option to purchase 20,000 shares of the Company's common stock, no par value (the "Common Stock"), at the closing sales price of the Common Stock on the date immediately preceding the date of grant, which grant shall be made on the fifth business day after the date of election or appointment to the Board (the "Initial Option").  The term of the Initial Option is ten years from the date of grant and the Initial Option is exercisable in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant.  Generally, if a non-employee director terminates service on the Board for any reason, he may exercise the vested portion of an Initial Option until the earlier of (i) the expiration of the 24-month period following the date of such termination of service or (ii) the expiration of the term of the Initial Option.

The Company intends to adopt a new Nonemployee Directors' Stock Option Plan and/or amend and restate the current Directors' Plan (subject to requisite shareholder approvals, if any) to, among other things, increase the size of the Initial Option for newly elected or appointed non-employee directors to 50,000 shares.  These changes remain subject to final approval by the Compensation Committee and the Board of the final terms of the new or amended and restated Directors' Plan.  The other material terms and conditions of the Initial Option, as described above and as set forth in the Directors' Plan, would remain unchanged.

(2)        Under the Directors' Plan, each non-employee director who is re-elected to the Board currently receives an annual option grant for 20,000 shares of Common Stock at the closing sales price of the Common Stock on the date immediately preceding the date of grant, which grant is made on the fifth business day after the date of re-election to the Board (the "Annual Option").  The term of the Annual Option is ten years from the date of grant and the Annual Option is exercisable in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant.  Generally, if a non-employee director terminates service on the Board for any reason, he may exercise the vested portion of an Annual Option until the earlier of (i) the expiration of the 24-month period following the date of such termination of service or (ii) the expiration of the term of the Annual Option.

            The Company intends to adopt a new Nonemployee Directors' Stock Option Plan and/or amend and restate the current Directors' Plan (subject to requisite shareholder approvals, if any) to, among other things, (i) increase the size of the Annual Option for re-elected non-employee directors to 25,000 shares, except for the non-employee Chairman of the Board, who would receive an Annual Option for 30,000 shares, and (ii) establish that the Annual Option shall vest and become exercisable immediately on the date of grant.  With respect to a new director who is first appointed or elected at an annual meeting of shareholders, no Annual Option will be granted until the next annual meeting (assuming such director is re-elected at such annual meeting).  With respect to a new director that is appointed or elected other than at an annual meeting of shareholders, the number of shares covered by the initial Annual Option otherwise to be granted following the next annual meeting of shareholders (assuming such director is re-elected at such annual meeting) would be reduced on a pro rata basis for each calendar quarter (or portion thereof) since the preceding annual shareholders meeting in which such director was not in office.

These changes remain subject to final approval by the Compensation Committee and the Board of the final terms of the new or amended and restated Directors' Plan.  The other material terms and conditions of the Annual Option, as described above and as set forth in the Directors' Plan, would remain unchanged.

(3)        Each non-employee director of the Company, other than the Chairman of the Board, currently receives an annual retainer of $26,000 for his services as a member of the Board.  The non-employee Chairman of the Board currently receives an annual retainer of $81,000.  Immediately following the adjournment of the Annual Meeting, the general non-employee director annual retainer will be increased to $30,000 and the annual retainer for the Chairman of the Board will be increased to $85,000.

(4)        The Chairmen of the Audit and Compensation Committees also currently receive an annual retainer of $5,000 and $3,000, respectively, for their services as Chairmen in addition to the applicable meeting fees.  Immediately following the adjournment of the Annual Meeting, this annual retainer will be increased to $10,000 and $7,500, respectively.

(5)        The remaining components of non-employee director compensation remain unchanged.

Item 9.01.       Financial Statements and Exhibits.

            (d)        Exhibits

Exhibit No.                 Description

     10.1                        Nonemployee Directors' Stock Option Plan, as Amended and Restated Through June 13, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
                                                                                   William A. Priddy, Jr.
                                                                                   Chief Financial Officer and
                                                                                   Vice President, Finance and
                                                                                        Administration

Date:    May 8, 2006

EXHIBIT INDEX

Exhibit No.                 Description

     10.1                        Nonemployee Directors' Stock Option Plan, as Amended and Restated Through
                                    June 13, 2003.